[DRAFT]


TO:      Shareholders of Intervest Bank



         We have enclosed the Prospectus dated ___________, 1997 of Intervest Bancshares Corporation (the "Company"). As is indicated on page _____ of the Prospectus, the Company is offering to issue one share of its Class A Common Stock, together with warrants for the purchase of two shares of its Class A Common Stock for every two shares of Common Stock of Intervest Bank surrendered for exchange.


         If you wish to tender shares, please send certificates for the shares to be tendered, a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal by registered mail to the Company as follows:


                                 Intervest Bank
                                625 Court Street
                           Clearwater, Florida 34625
                           Attention: Keith A. Olsen,
                                   President
                        --------------------------------



         The method of delivery of shares, the Letter of Transmittal and all other required documents, including certificates for shares tendered, is at the option and risk of the tendering shareholder. If certificates for shares are sent by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.


         No fractional shares of the Company will be issued. With respect to any portion of a shareholder's holdings which are less than two full shares of Intervest Bank stock, the Company will issue $5.00 plus a warrant to purchase one share of Class A Common Stock for each remaining share of Intervest Bank stock.


         The tender of shares pursuant to the procedure described above will constitute an agreement between the tendering stockholder and the Company upon the terms and subject to the conditions of the Exchange Offer.

         All stockholders should consult with their own tax advisor as to the particular tax consequences of the Exchange Offer to them, including the applicability and effect of any state, local and foreign tax laws.

         If  you  have  any   questions,   please  call   ______________________
at______________________.

                              INTERVEST BANCSHARES CORPORATION


                              By:      _____________________________________
                                       Jerome Dansker, Chairman of the Board

                              LETTER OF TRANSMITTAL
                              ---------------------

                       To Exchange Shares of Common Stock
                                       of
                                 INTERVEST BANK
           Pursuant to the Exchange Offer described in the Prospectus dated _________________
                                       of
                        INTERVEST BANCSHARES CORPORATION


Please return this Letter of Transmittal and any accompanying documentation by registered mail to: Intervest Intervest Bank 625 Court Street Clearwater, Florida 34625 Attention: Keith A. Olsen, President (
813-442-2551).



                    NUMBER OF SHARES OF COMMON STOCK TENDERED
*----------------------------------------------------------*---------------------------------------------------------*
*          Name(s) and Address(es) of Registered Holder(s) *         Shares of Common Stock Tendered                 *
*(Please  fill in, if blank,  exactly  as  name(s)         *  (Attach additional signed list if necessary)           *
*       appear(s)  on stock certificate                    *                                                         *
*----------------------------------------------------------*---------------*-----------------------*-----------------*
*                                                          *  Certificate  *  Total Number of      *       Number of *
*                                                          *  Number(s)(1) * Shares Represented    *       Shares    *
*                                                          *               *  by Certificate(s)    *      Tendered(1)*
*                                                          *               *                       *                 *
*----------------------------------------------------------*---------------*-----------------------*-----------------*
*                                                          *               *                       *                 *
*----------------------------------------------------------*---------------*-----------------------*-----------------*
*                                                          *               *                       *                 *
*----------------------------------------------------------*---------------*-----------------------*-----------------*
*(1) Unless otherwise indicated,  it will be assumed that all Shares evidenced by                                    *
*the stock certificates delivered to the Purchaser are being tendered.                                               *
*--------------------------------------------------------------------------------------------------------------------*

         The Undersigned hereby tenders to Intervest Bancshares Corporation, a Delaware corporation (the "Company"), the above described shares of Common Stock (the "Shares") of Intervest Bank, a Florida bank (the "Bank"), pursuant to the Company's offer to exchange its securities for all outstanding Shares not owned by it, upon the terms and subject to the conditions set forth in the Exchange Offer.

         The Undersigned hereby represents and warrants that the Undersigned has full power and authority to tender, sell, assign and transfer the Shares tendered hereby, and that when the same are accepted for payment by the Company, Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims.

         Any obligation of the Undersigned hereunder shall survive the death or incapacity of the Undersigned, and shall be binding upon the heirs, personal representatives, successors and assigns of the Undersigned. This tender is irrevocable, and constitutes a binding agreement between the Undersigned and the Company.

                                    SIGN HERE

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                            Signature(s) of Owner(s)
Dated: ____________________________________________, 1997

(Must be signed by registered holder(s) exactly as name(s) appear(s) on the stock certificate(s). If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 4.)

Name:___________________________________________________________________________
                                 (Please Print)
--------------------------------------------------------------------------------

Capacity (full title) (See Instruction 5): _____________________________________

Address: _______________________________________________________________________
--------------------------------------------------------------------------------
                               (Include Zip Code)

Area Code and Telephone Number: ________________________________________________

Tax Identification or Social Security No.: _____________________________________


                            GUARANTEE OF SIGNATURE(S)


                     -------------------------------------
                              Authorized Signature


                     -------------------------------------
                                  Name of Firm


                     -------------------------------------
                                     Address

                          Dated: ________________, 1997

                                  INSTRUCTIONS


         1. Guarantee of Signatures. All signatures on this Letter of Transmittal must be guaranteed by a bank, broker, dealer, credit union, savings association or other entity that is a member of a recognized Medallion Program approved by The Securities Transfer Association, Inc. (an "Eligible Institution").


         2. Delivery of Letter of Transmittal and Shares. This Letter of Transmittal is to be used for the tender of the Shares. A properly completed and duly executed Letter of Transmittal and any other documents required by this Letter of Transmittal including, stock certificates evidencing the Shares tendered herewith for purchase duly endorsed for transfer to Intervest Bancshares Corporation (the "Company"), must be received by the Company at the address set forth on the front page of this Letter of Transmittal by the Expiration Date.

         The method of delivery of Shares, this Letter of Transmittal and all other required documents is at the option and risk of the tendering stockholder. If certificates for Shares are sent by mail, registered mail with return receipt requested, properly insured, is recommended.

         3. Partial Tenders. Partial tenders are generally NOT permitted and all of the Shares of the holder should be tendered. The Company, in its sole discretion, may accept a tender of less than all of the shares of a holder.

         4. Signatures on Letters of Transmittal; Stock Powers and Endorsements. If this Letter of Transmittal is signed by the registered holder(s) of the Shares tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the stock certificates, without alteration, enlargement or any change whatsoever.

         If any of the Shares tendered hereby are held of record by two or more joint owners, all such owners must sign this Letter of Transmittal.


         If this Letter of Transmittal is signed by a person other than the registered holder(s) of the Shares tendered hereby, stock certificates must be endorsed or accompanied by appropriate stock powers, in either case, signed exactly as the name(s) of the registered holder(s) appear(s) on the stock certificates for such Shares. Signature(s) on any such stock powers or stock certificates must be guaranteed by an Eligible Institution.

         If this Letter of Transmittal or any stock power or stock certificate is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Purchaser of the authority of such person so to act must be submitted.

         5. Stock Transfer Taxes. The Company will pay any stock transfer taxes with respect to the sale and transfer of any Shares to it pursuant to the Offer.

         6. Lost, Destroyed or Stolen Certificates. If any stock certificate representing Shares has been lost, destroyed or stolen, the stockholder should promptly notify the Company. The stockholder will be instructed as to the steps that must be taken in order to replace the stock certificate(s). This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost or destroyed stock certificates have been followed.

         7. Acceptance of Tendered Shares. Upon the terms and subject to the conditions of the Offer, the Company will have accepted for exchange Shares validly tendered and not withdrawn as, if and when the Company gives oral or written notice to the Undersigned of its acceptance of the tender of such Shares pursuant to the Offer.

         8.       Withdrawal Rights.  Tendered Shares may not be withdrawn.


                                        2

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